RESTATED APPENDIX A
                             DATED FEBRUARY 2, 2000

     The following is a restatement to the existing Appendix A of the Form of Class D of Distribution Pursuant to Rule 12b-1.

Subject to any limitations imposed by Rule 2830 of the NASD's Conduct Rules, MNIS shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on a maximum annual rate as set forth below, as applied to the average daily net assets of the respective Series.

SERIES                              CLASS  OF  SHARES                    FEE
------                              -----------------                    ---

Small  Cap  Series                         D                         50bp
World  Opportunities  Series               D                         50bp
Blended  Asset  Series  I                  D                         50bp
Blended  Asset  Series  II                 D                         50bp
Maximum  Horizon  Series                   D                         50bp
Defensive  Series                          D                         50bp
Tax  Managed  Series                       D                         50bp
PureMark  Series                           D                         50bp
     (formerly  Socially  Responsible  Series)